BUSINESS CONSULTING AGREEMENT (`this Agreement")
                               dated as of December 1, 1999, is made by and between iShopNoMarkup.com, Inc., a corporation organized under the laws of Nevada, whose principal offices are located at 334 Main Street, Port Washington, New York 11050 ("Company"), and Knight Mitchell International Business Corp, a corporation organized under the laws of New York, whose principal offices are located at 249 east Shore Road, Manhasset, New York 11030 ("Consultant")

                               WHEREAS, Company desires to engage the services of Consultant to provide certain assistance to the Company in achieving the goals and purpose for which it has been organized, particularly in connection with the Company's purpose of establishing and developing a combined Internet-based Shopping Mall and Internet-based Business to Business/Business to Consumer Clearing House; and

                               WHEREAS, Consultant desires to provide the aforesaid services and to generally assist Company's management in achieving Company's goals and purposes;

                               NOW, THEREFORE, in consideration of the premises and mutual promises hereunder, the parties hereby agree as follows:


1-         CONSULTATION SERVICES.
--------------------------------

                Company hereby employs Consultant to provide certain services to and/or on behalf of the Company, which services shall include, but not be limited to, the introduction to Company of certain of Consultant's clients and, where possible, the establishment of strategic alliances between such clients and Company; assistance in the procurement of qualified personnel; and the provision of other, vital managerial assistance to Company's officers and directors.

2-         TERM OF AGREEMENT
----------------------------

                The respective duties and obligations of the contracting parties shall be for a period of one year, commencing on December 1, 1999, and may be terminated by either party's giving thirty (30) days written notice to the other party at the addresses stated above or at an address chosen subsequent to the execution of this Agreement and duly communicated to the party giving notice by certified mail

3-         CONSULTATIONS
------------------------

                Consultant shall be available to consult with the Board of Directors of Company, its officers and its heads of the administrative staff, at reasonable times, concerning matters pertaining to any areas of concern in the business affairs of Company as related to Consultant's aforesaid services.

4- PAYMENT TO CONSULTANT; REPORTS.
----------------------------------


                (a) Consultant will be paid at the rate of $400.00 per hour for work performed in accordance with the Agreement. Consultant shall submit monthly statements to Company, setting forth the hours spent on Company matters and the services delivered during such hours.

                (b) Additionally, Consultant shall submit periodic reports (i.e., quarterly or semi-annual, at the discretion of the Board), setting forth the actual accomplishments and palpable contributions Consultant has made during such period in advancing the purposes, programs and projects of the Company.

5- INDEPENDENT CONTRACTOR
-------------------------

                Both Company and Consultant agree that Consultant will act as an independent contractor in the performance of its duties under this Contract. Accordingly, Consultant shall be responsible for payment of all taxes including federal, state and local taxes arising out of Consultant's activities in accordance with this contract, including, by way of illustration but not limitation, Federal and state income tax, Social Security Taxes, Unemployment Insurance Taxes, and any other taxes or business license fee as may be required. Each of the parties agrees to file its own tax, regulatory and payroll reports with respect to its respective employees and operations, saving and indemnifying the other party hereto of and from any liability of any nature whatsoever by virtue thereof.

6- COVENANTS OF CONSULTANT

                Consultant acknowledges that (a) the principal business of Company and its affiliates is the development and operation of an Internet shopping mall as well as of various marketing techniques some of which may be unique to Company (such aforesaid developments and operation being, collectively, the "Present Business"); (b) Company and its affiliates constitute one of a limited number of persons who have developed the Present Business; the principal market of the Present Business is via the Internet and, as a result thereof, is a global market without clearly delimited geographical boundaries;
(c) Consultant's work for Company has given and will continue to give him access to the confidential affairs and proprietary information of Company and its affiliates not readily available to the public; and (d) the agreements and covenants of Consultant contained in this Section 6 are essential to the business and good will of Company. Accordingly, Consultant covenants and agrees as follows:

A. CONFIDENTIALITY
------------------

                (1) Consultant shall maintain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of Company and its affiliates, all confidential matters relating to the Present Business and to Company and its affiliates learned by Consultant heretofore or hereafter, directly or indirectly, from Company and its affiliates, including any information concerning the business, affairs, technical developments, strategic plans, customers, clients, sources of supply and customer lists of Company and its affiliates (the "Confidential Company Information") and shall not disclose them to anyone, except with Company's express prior written authorization and except for Confidential Company Information which (a) is at the time of receipt of thereafter becomes publicly know, through no wrongful act of Consultant or (b) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement the "Excluded Information"). These rights of Company are in addition to and without limitation to those rights and remedies available under common law for protection of the types of such confidential information which constitutes "trade secrets" as construed under controlling law. These obligations of secrecy shall survive the Restricted Period (as defined hereunder).

                (2) Prior to any use by Consultant of any Excluded Information, Consultant shall notify Company of such intention and delay its use, disclosure or the making public of such information for a thirty (30) day period after such notice.

                (3) All memoranda, notes, lists, records and other documents (and all copies thereof) constituting Confidential Company Information made or compiled by Consultant or made available to Consultant concerning Company's Business or Company or any of its affiliates shall be Company's property, shall be kept confidential in accordance with the provisions of this Section 6 and shall be delivered to Company at any time on request.

                (4) If any provision of this Section 6 shall be held to be invalid or unenforceable because of its scope or duration, it shall be deemed to be narrowed or shortened to the extent necessary to render it valid and enforceable under the laws of the jurisdiction in which enforcement is sought.

                B. COVENANT NOT TO COMPETE. Consultant hereby agrees that the following provisions shall apply:

                     (1) During the term of this Agreement, and for a period of twenty-four (24) months following the date of any termination thereof (the "Restricted Period"), Consultant shall not, without Company's prior written consent, directly or indirectly, knowingly solicit or encourage to leave the employment of Company and its affiliates, any employee of Company and its affiliates or hire any employee who has left the employment of Company or any of its affiliates within the later of (i) twelve month's of the termination of such employee's employment with Company or any of its affiliates or (ii) the end of any Restricted Period provided for in such employee's employment agreement with Company.

                     (2) During the Restricted Period, Consultant shall no interfere with, or disrupt or attempt to disrupt, Company's business relationships with its Clients, employees or independent contractors, or solicit for the benefit of Consultant or others any of the employees or clients or associates of Company, unless Consultant shall have first obtained Company's written consent.

                     (3) If any provision of this Section 6 shall be held to be invalid or unenforceable because of its scope or duration, it shall be deemed to be narrowed or shortened to the extent necessary to render it valid and enforceable under the laws of the jurisdiction in which enforcement is sought.

                     (4) Consultant hereby agrees to take all reasonable steps to insure that it complies with the terms of this Section 6. In addition, Consultant hereby agrees to indemnify and hold Company harmless from and against any and all claims, losses, liabilities, costs and expenses, including reasonable attorney's fees, arising out or any action by Consultant in contravention of this Agreement.

                     (5) Notwithstanding anything to the contrary herein provided, the provisions of this Section 6 (the "Restrictive Covenants") shall survive any termination or cancellation of this Agreement

SECTION 1. REMEDIES FOR BREACH.
-------------------------------
                     With respect to any breach of the foregoing restrictive covenants, the following provisions shall apply:

                     A. Consultant agrees that Company's remedy at law for breach or threatened breach of the provisions of Section 6 hereof would be inadequate, and that Company shall be entitled to an injunction against Consultant's breach of said provisions, regardless of and in addition to any other remedies available to Company, at law or in equity.

                     B. In the event that a proceeding is brought in equity to enforce such provisions, Consultant shall no urge as a defense that there is an adequate remedy at law, and Company shall not be prevented from seeking any other remedies which may be available.

                     C. Included, without limitation, in order remedies that shall be available to Company shall be the right of Company to require Consultant to account for any pay over to Company all compensation, profit, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him primarily as the result of any transactions constituting a breach of the Restrictive Covenants, and Consultant shall account for and pay over such Benefits to Company. Company may set off any amounts due to the Company under this Section 7C against any amounts owed to Consultant.

7 - EMPLOYMENT OF OTHERS
------------------------
                     Company may from time to time request that Consultant arrange for the services of others. All cost to Consultant for those services shall be paid by Company but in no event shall Consultant employ others without the prior authorization of Company.

8-ARBITATION
------------
                     Except for any equitable action arising from the alleged breach of the restrictive covenants contained in this Agreement )and unless another dispute resolution forum is agreed upon by the parties), and controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereof consent to the jurisdiction and venue of an appropriate court or other hearing room located in Nassau County, in the State of New York. In the event that litigation or arbitration results from or arises out of this Agreement or the performance thereof, the parties agree. In the event that any litigation or other dispute resolution actions results from or arises out of this Agreement or the performance thereof, the parties agree that the losing party shall reimburse the prevailing party's reasonable attorney's fees, court costs and all other expenses, in addition to any other to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court or any court of competent jurisdiction if filed more than one year subsequent to the date the causes(s) if action actually accrued regardless of whether damages were otherwise as of said time calculable. This arbitration provision shall be deemed to be self-executing, and in the event that either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear.

9- CHOICE OF LAW.
-----------------
                     The construction, interpretation and performance of this Agreement shall be governed by the substantive law of the State of New York.

IN WITNESSES WHEREOF, the parties to hereto have executed this Agreement as of the day and year first above written.



ISHOPNOMARKUP.COM, INC.                   KNIGHT MITCHELL
                                          INTERNATIONAL
                                          BUSINESS CORP.,


By:/S/ YOSEF NEISSANI                     By:/S/ ANTHONY KNIGJHT
   ----------------------------              -------------------
       (Signature)                              (Signature)

       YOSUEF NEISSANI                    ANTHONY KNIGHT
----------------------                       -------------------
  (Print Name)                                  (Print Name)

       CFO                                CEO
-------------------------------              -------------------
    (Title)                                      (Title)